UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

Creek Road Miners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

35 E Horizon Ridge Pkwy

Ste 110 - 502

Henderson, NV 89002-7906

(Address of Principal Executive Offices) (Zip Code)

(435) 900-1949

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a- l 2 under the Exchange Act ( 17 CFR 240. l4a- l 2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2023, Creek Road, Inc. (“Company”) entered into a Master Services Agreement and the Order Form thereunder (the “Agreement”) with Atlas Power Hosting, LLC (“Atlas”). Under the Agreement, Atlas will provide the Company with cryptocurrency mining services for the Company’s cryptocurrency miners at its facility in North Dakota. The Agreement has a term of two years unless otherwise terminated pursuant to its terms.

Under the Agreement, the Company shall pay Atlas a monthly hosting service fee for the quantity of electricity consumed by the Company’s miners, with an initial price per kilowatt-hour of $0.08. In lieu of a deposit or prepayment by the Company, all mined currency by the Company’s miners will be transferred to wallets in the control of Atlas. Within five business days following the end of each calendar month, Atlas will deduct the hosting service fee from the monthly total mined currency produced by the Company’s miners (based on the closing price of bitcoin at 11:59 p.m. Central Time as reported on the website of Coinbase Global, Inc.), and remit the net mined currency to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number

10.1	Master Services Agreement and Order Form by and between Atlas Power Hosting, LLC and Creek Road Miners, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREEK ROAD MINERS, INC.

By:	/s/ John D. Maatta
John D. Maatta
Chief Executive Officer

Date: March 6, 2023